 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1998

                                                REGISTRATION NO. 333-64719

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                            STANDARD PACIFIC CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

                  DELAWARE                                       33-0475989
        (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                          1565 W. MACARTHUR BOULEVARD
                             COSTA MESA, CA 92626
                                (714) 668-4300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                              ARTHUR E. SVENDSEN
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            STANDARD PACIFIC CORP.
                          1565 W. MACARTHUR BOULEVARD
                             COSTA MESA, CA 92626
                                (714) 668-4300
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:

            CLAY A. HALVORSEN, ESQ.                        ROBERT K. MONTGOMERY, ESQ.
 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY            GIBSON, DUNN & CRUTCHER LLP
            STANDARD PACIFIC CORP.                           2029 CENTURY PARK EAST
          1565 W. MACARTHUR BOULEVARD                        LOS ANGELES, CA 90067
             COSTA MESA, CA 92626

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION
8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION

               PRELIMINARY PROSPECTUS DATED OCTOBER 22, 1998

PROSPECTUS

                                  $300,000,000

                             STANDARD PACIFIC CORP.

                       DEBT SECURITIES, PREFERRED STOCK,
                           COMMON STOCK AND WARRANTS

                                  -----------

  Standard Pacific Corp., a Delaware corporation (the "Company"), may offer and issue from time to time (i) its debt securities ("Debt Securities"), which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, (ii) shares of its Preferred Stock, par value $.01 per share ("Preferred Stock"), (iii) shares of its Common Stock, par value $.01 per share ("Common Stock"), or (iv) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company or another issuer ("Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are herein collectively referred to as the "Securities." The Securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (a "Prospectus Supplement"). Any Securities may be offered with other Securities or separately. Debt Securities or Preferred Stock may be exchangeable for or convertible into shares of Common Stock. The aggregate offering price of the Securities will not exceed $300,000,000.

  Certain terms of any Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement including, without limitation, the specific designation, aggregate principal amount, purchase price, currency of payment, denomination, maturity, interest rate (which may be fixed or variable) and time of payment of interest (if any), terms (if any) for the subordination, redemption, purchase or conversion thereof, listing (if any) on a securities exchange, additional or different covenants and events of default, and any other material terms of the Debt Securities. Certain terms of any Preferred Stock in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement including, without limitation, the specific designation, number of shares, liquidation preference, purchase price, dividends, voting, redemption and conversion provisions (if any), any listing on a securities exchange and any other material terms of the Preferred Stock. The purchase price of any Common Stock in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement. Certain terms of any Warrants in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement, including the specific designation, number, duration, purchase price and terms thereof, any listing of the Warrants or the underlying securities on a securities exchange and any other terms in connection with the offering, sale and exercise of Warrants, as well as the terms on which the securities for which such Warrants may be exercised. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Securities covered by the Prospectus Supplement.

  The Company's Common Stock is listed on the New York Stock Exchange under the symbol "SPF."

  The Securities may be sold on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time or to other purchasers directly or through agents designated from time to time (see "Plan of Distribution"). Certain terms of any offering and sale of the Securities, including, where applicable, the names of the underwriters, dealers or agents, if any, the principal amount or number of shares to be purchased, the purchase price of the Securities, the proceeds to the Company from such sale and any applicable commissions, discounts and other items constituting compensation of such underwriters, dealers or agents will also be set forth in an accompanying Prospectus Supplement.

  This Prospectus may not be used to consummate a sale of securities unless accompanied by the applicable Prospectus Supplement.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
   CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

              The date of this Prospectus is October  , 1998.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement (as defined), and exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the following regional offices of the
Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Electronic filings made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's Website (http://www.sec.gov). In addition, the Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Securities, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C., upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

  a. Annual Report on Form 10-K for the year ended December 31, 1997;

  b. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

  c. Current Reports on Form 8-K, filed September 3 and October 2, 1998;

  d. The following sections of the Company's Proxy Statement relating to its Annual Meeting of Stockholders held on May 14, 1998: Election of Directors, Security Ownership of Certain Beneficial Owners and Management, Executive Compensation and Section 16(a) Beneficial Ownership Reporting Compliance; and

  e. The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-B (File No. 1-10959) filed December 17, 1991 and any amendments or reports filed for the purpose of updating such description.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered upon written or oral request. Requests should be directed to Clay A. Halvorsen, Secretary, Standard Pacific Corp., 1565 West MacArthur Boulevard, Costa Mesa, California 92626 (telephone no. (714) 668-
4300).

  CERTAIN PERSONS PARTICIPATING IN AN OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES, INCLUDING STABILIZING AND SYNDICATE COVERING TRANSACTIONS AND THE IMPOSITION OF A PENALTY BID. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

                                  THE COMPANY

  The Company designs, constructs and sells high quality, single-family homes targeted primarily to the move-up buyer. The Company is a leading builder in California where it has operated for over 30 years and also has established operations in Texas. In addition, the Company recently entered the Phoenix, Arizona market through the acquisition of an ongoing operation, including seven active selling communities. The Company is geographically diversified in these markets with operations in Orange, Riverside, San Bernardino, San Diego and Ventura Counties in southern California, in the San Francisco Bay area of northern California, in the Houston, Dallas and Austin markets in Texas and in the Phoenix metropolitan area in Arizona. The Company's principal executive offices are located at 1565 West MacArthur Boulevard, Costa Mesa, California 92626, and its telephone number is (714) 668-4300.

                                USE OF PROCEEDS

  Except as otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, including, among other things, acquisition, development and construction of new residential properties, acquisition of companies or operations in homebuilding and related businesses, and repayment of existing indebtedness.

                       EARNINGS TO FIXED CHARGES RATIOS

  The following table sets forth the Company's ratio of earnings to fixed charges for the six-month periods ended June 30, 1998 and 1997 and the five years ended December 31, 1997, 1996, 1995, 1994 and 1993:

                                                              YEAR ENDED DECEMBER 31,
                         SIX MONTHS ENDED SIX MONTHS ENDED -----------------------------
                          JUNE 30, 1998    JUNE 30, 1997   1997  1996  1995  1994  1993
                         ---------------- ---------------- ----- ----- ----- ----- -----
Ratio of earnings to
 fixed charges(1).......      2.89x            3.08x       3.91x 2.41x 1.96x 2.04x 1.03x

--------
(1) For purposes of calculating this ratio, fixed charges consist of interest cost (interest expense plus capitalized interest), one-third of estimated rent expense as representative of the interest portion of rentals and amortization of debt expense, and earnings consist of earnings (loss) before income taxes and discontinued operations and before (i) interest expensed, (ii) amortization of capitalized interest in cost of sales,
    (iii) income from unconsolidated joint ventures, (iv) depreciation and amortization, (v) amortization of excess of cost over net assets acquired,
    (vi) nonrecurring noncash charges of approximately $46.5 million and $3.1 million in 1995 and 1993, respectively, (vii) one-third of estimated rent expense as representative of the interest portion of rentals and amortization of debt expense, and includes income distributions from unconsolidated joint ventures.

                        DESCRIPTION OF DEBT SECURITIES

  The following sets forth certain general terms and provisions of each Indenture under which the Debt Securities are to be issued. The particular terms of the Debt Securities will be set forth in a Prospectus Supplement relating to such Debt Securities. The Debt Securities are to be issued under one or more Indentures, as amended or supplemented from time to time (the "Indenture"), to be entered into between the Company and a trustee chosen by the Company and qualified to act under the Trust Indenture Act of 1939, as amended (the "TIA") (together with any other trustee(s) chosen by the Company and appointed in a supplemental indenture with respect to a particular series, the "Trustee"). The forms of Indentures have been filed as exhibits to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust office of the Trustee, or as described above under "Available Information." The Indentures are subject to, and governed by, the TIA. The Company will execute an Indenture if and when the Company issues any Debt Securities. The statements made hereunder relating to the Indentures and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures (including those terms made a part of the Indenture by reference to the TIA) and such Debt Securities. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indentures. References below to an "Indenture" are deemed to constitute a reference to the applicable Indenture under which a particular series of Debt Securities is issued.

GENERAL

  The Debt Securities will be unsecured obligations of the Company. The Debt Securities may be issued in one or more series. Specific terms of each series of Debt Securities will be contained in authorizing resolutions or a supplemental indenture relating to that series. There will be Prospectus Supplements relating to particular series of Debt Securities. Each Prospectus Supplement will describe, as to the Debt Securities to which it relates:

(i) the title of the Debt Securities; (ii) any limit upon the aggregate principal amount of a series of Debt Securities which may be issued; (iii) the date or dates on which principal of the Debt Securities will be payable and the amount of principal which will be payable; (iv) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date; (v) the currency or currencies in which principal, premium, if any, and interest, if any, will be paid; (vi) the place or places where principal, premium, if any, and interest, if any, on the Debt Securities will be payable and where Debt Securities which are in registered form can be presented for registration of transfer or exchange and the identification of any depositary or depositaries for any global debt securities; (vii) any provisions regarding the right of the Company to redeem or purchase Debt Securities or of holders to require the Company to redeem Debt Securities;
(viii) the right, if any, of holders of the Debt Securities to convert them into stock or other securities of the Company, including any provisions intended to prevent dilution of the conversion rights or otherwise; (ix) any provisions by which the Company will be required or permitted to make payments to a sinking fund which will be used to redeem Debt Securities or a purchase fund which will be used to purchase Debt Securities; (x) the percentage of the principal amount at which Debt Securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the Debt Securities which is payable if maturity of the Debt Securities is accelerated because of a default; (xi) the terms, if any, upon which Debt Securities may be subordinated to other indebtedness of the Company; (xii) any additions to, modifications of or deletions from the terms of the Debt Securities with respect to Events of Default or covenants or other provisions set forth in the Indenture; and (xiii) any other material terms of the Debt Securities, which may be different than the terms set forth in this Prospectus.

EVENTS OF DEFAULT AND REMEDIES

  An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being default in payment of the principal of or premium, if any, on any of the Debt Securities of such series; default for 30 days in payment of any installment of interest on any Debt Security of such series; default by the Company for 60 days after notice in the observance or performance of any other covenants in the Indenture relating to such series; and certain events involving bankruptcy, insolvency or reorganization of the Company. The Indenture provides that the Trustee may withhold notice to the holders of any series of Debt Securities of any default (except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of Debt Securities) if the Trustee considers it in the interest of the holders of such series of Debt Securities to do so.

  The Indenture provides that if any Event of Default has occurred and is continuing with respect to any series of Debt Securities, the Trustee or the holders of not less than 25% in principal amount of such series of Debt Securities then outstanding may declare the principal of all the Debt Securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the Debt Securities of such series then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any continuing Default or Event of Default in payment of principal or interest) with respect to such series of Debt Securities. Holders of a majority in principal amount of the then outstanding Debt Securities of any series may rescind an acceleration with respect to such series and its consequences (except an acceleration due to nonpayment of principal or interest on such series) if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such series have been cured or waived.

  The holders of a majority in principal amount of the Debt Securities of any series then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee with respect to such series, subject to certain limitations specified in the Indenture.

DEFEASANCE OF INDENTURE

  The Indenture permits the Company to terminate all of its obligations under the Indenture as they relate to any particular series of Debt Securities, other than the obligation to pay interest, if any, on and the principal of the Debt Securities of such series and certain other obligations, at any time by
(i) depositing in trust with the

Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the Debt Securities of such series to their maturity, and (ii) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

  In addition, the Indenture permits the Company to terminate all of its obligations under the Indenture as they relate to any particular series of Debt Securities (including the obligations to pay interest, if any, on and the principal of the Debt Securities of such series and certain other obligations), at any time by (i) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the Debt Securities of such series to their maturity, and (ii) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the Indenture.

TRANSFER AND EXCHANGE

  A holder will be able to transfer or exchange Debt Securities only in accordance with the provisions of the Indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.

AMENDMENT, SUPPLEMENT AND WAIVER

  Subject to certain exceptions, the Indenture or the Debt Securities may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Debt Securities) of the holders of at least a majority in principal amount of the Debt Securities of such series then outstanding, and any existing Default under, or compliance with any provision of the Indenture relating to a particular series of Debt Securities may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of such Debt Securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Debt Securities) of the holders of a majority in principal amount of the Debt Securities of such series then outstanding. Without the consent of any holder, the Company and the Trustee may amend or supplement the Indenture or the Debt Securities to cure any ambiguity, defect or inconsistency; to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; to make any change that does not adversely affect the legal rights of any holder; or to create a series and establish its terms.

  Without the consent of each holder affected, the Company and the Trustee may not (i) reduce the amount of Debt Securities of such series whose holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, (iii) reduce the principal of or change the fixed maturity of any Debt Security or alter the provisions with respect to redemptions or mandatory offers to repurchase Debt Securities pursuant to certain covenants set forth in the Indenture, (iv) make any Debt Security payable in money other than that stated in the Debt Security, (v) modify the ranking or priority of the Debt Securities or (vi) waive a continuing default in the payment of principal of or interest on the Debt Securities.

  The right of any holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such holder) may be subject to the requirement that such holder shall have been the holder of record of any Debt Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to holders in accordance with the terms of the Indenture.

CONCERNING THE TRUSTEE

  The Indenture provides that in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The Trustee may refuse to perform any duty or exercise any right or power under the Indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

  The Indenture and the Debt Securities will be governed by the laws of the State of New York without giving effect to principles of conflict of laws.

                             DESCRIPTION OF STOCK

  The summary of the terms of the stock of the Company set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the charter and bylaws of the Company and applicable law. See "Available Information."

GENERAL

  The Company has authorized 100,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of September 15, 1998, 29,767,280 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

PREFERRED STOCK

  The Board of Directors of the Company has the authority, without further action by the Company's stockholders, to determine the principal rights, preferences and privileges of the unissued Preferred Stock. In connection with the Rights Agreement (as described below), the Board of Directors of the Company has authorized the reservation of 500,000 shares of Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share (the "Preferred Shares"), for issuance upon exercise of the Rights (as defined below). For a description of the Preferred Shares, see "Rights" below.

COMMON STOCK

  Subject to the preferential rights of any series of Preferred Stock that may be outstanding, all shares of Common Stock participate equally in any dividends declared by the Board of Directors and in the net assets of the Company on liquidation. Holders of shares of Common Stock are entitled to one vote for each share held of record and have no conversion, exchange, preemptive or cumulative voting rights. All outstanding shares of Common Stock are fully paid and nonassessable.

  The Board of Directors of the Company has the authority, without further action by stockholders, to fix or alter the rights, powers and privileges of any wholly unissued series of Common Stock and to increase or decrease the number of shares of such series. The Certificate of Incorporation of the Company (the "Charter") provides that the Board of Directors has no power to alter the rights of any outstanding shares of Common Stock. Certain other provisions of the Charter affect the rights of holders of Common Stock. For a description of such provisions, see "Certain Provisions in the Charter and Bylaws" below.

  The transfer agent and registrar for the Common Stock is First Chicago Trust Company of New York.

RIGHTS

  In December 1991, the Board of Directors of the Company authorized a dividend of one Preferred Share purchase right ("Right") for each outstanding share of Common Stock. A description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as rights agent (the "Rights Agent"). The basic concept behind all rights plans, including the Rights Agreement, is that the rights themselves are initially evidenced by ownership of shares, no separate rights certificates are issued, the rights may not be traded separately from the shares and the rights will be evidenced by a notation on the stock certificates for the shares of common stock to which they are attached. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than rights resulting from such holder's ownership of shares of Common Stock), including, without limitation, the right to vote or to receive dividends.

  The Rights Agreement provides that, upon the occurrence of certain events, the Rights become exercisable and separate Right certificates will be distributed. These events include the following:

  . The tenth business day (or such later date as the Board determines) after the date (the "15% Ownership Date") of public announcement that any person (a "15% Stockholder") has become the beneficial owner of at least 15% of the then outstanding shares of Common Stock.

  . The tenth business day after the date of public announcement of a tender offer or exchange offer that, if successful, would cause a person to become a 15% Stockholder.

  . The date, on or after the 15% Ownership Date, of a merger in which the Company is not the surviving corporation or of the sale of at least 50% of the Company's assets or earning power.

The earliest of the above three dates is referred to as the "Distribution Date." On the Distribution Date, each Right (other than certain Rights that become void) will become exercisable to purchase, for the "Exercise Price" (initially $40.00), 1/100 of a Preferred Share. Thereafter, the Rights may come to represent the right to purchase other securities or property (as described more fully below).

  Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of 1/100 of a Preferred Share to be received upon exercise of a Right will have approximately the same value as one share of Common Stock. The Preferred Shares are non-redeemable and, unless otherwise provided in connection with the creation of a series of Preferred Stock, are subordinate to any other series of Preferred Stock, whether issued before or after the issuance of Preferred Shares. The Preferred Shares may not be issued except upon exercise of Rights. The holder of a Preferred Share is entitled to receive when, as and if declared, the greater of (i) cash and non-cash dividends in an amount equal to 100 times the dividends declared on each share of Common Stock or (ii) a preferential annual dividend of $1.00 per Preferred Share ($.0l per 1/100 of a Preferred Share). In the event of liquidation, the holders of Preferred Shares will be entitled to receive a liquidation payment in an amount equal to the greater of $1.00 per Preferred Share ($.01 per 1/100 of a Preferred Share), plus all accrued and unpaid dividends and distributions on the Preferred Shares, or an amount equal to 100 times the aggregate amount to be distributed of Common Stock. Each Preferred Share has 100 votes, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, the holder of a Preferred Share will be entitled to receive 100 times the amount received per share of Common Stock. The rights of the Preferred Shares as to dividends, voting and liquidation preferences are protected by anti-dilution provisions.

  Instead of being exercisable for Preferred Shares, the Rights become exercisable for other securities or property under the following circumstances:

 .  After the tenth business day following the 15% Ownership Date, each initial
   Right (other than those that have become void) will come to represent the right to purchase, for the Exercise Price, shares of Common Stock with an aggregate market value of twice the Exercise Price.

  . After the 15% Ownership Date, upon either a merger in which the Company is not the surviving corporation or a sale of at least 50% of the Company's assets or earning power, each Right (other than those that have become void) will come to represent the right to purchase, for the Exercise Price, common shares of the surviving corporation or purchaser, with an aggregate market value of twice the Exercise Price.

  . At any time after the first public announcement that any person has become a 15% Stockholder and prior to the first date thereafter upon which a 15% Stockholder beneficially owns 50% or more of the outstanding shares of Common Stock, a majority but not less than three of the members of the Board of Directors that are not affiliated with the 15% Stockholder (the "Independent Directors") may at their option, direct the Company to exchange all, but not less than all, of the then outstanding Rights (which do not include Rights that have become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, whereupon the right to exercise Rights terminates and the only right of the holders of Rights thereafter will be to receive a number of shares of Common Stock equal to the exchange ratio.

  . Prior to the Distribution Date, a majority but not less than three of the Independent Directors may authorize the substitution of cash, other securities or other property for all or any portion of the Preferred Shares otherwise issuable upon exercise of the Rights. The reasons for this are to give the Independent Directors flexibility in the event that, at the time the Rights become exercisable, the Company does not have an adequate reserve of Preferred Shares to permit the exercise in full of the Rights. The situation might also arise where it is unlikely that many Rightholders will exercise the Rights for Preferred Shares, for example, if the Exercise Price exceeds the fair market value of the stock issuable upon exercise, but a number of holders nonetheless elect to exercise. The ability to substitute other securities, cash or property will enable the Company to avoid the costs and administrative inconvenience attendant to trading only a handful of Preferred Shares.

  In connection with the occurrence of an event that would render the Rights exercisable to purchase shares of Common Stock or stock of the surviving corporation or purchaser in connection with a business combination or sale of assets or earning power, any Rights that are or were beneficially owned by a 15% Stockholder become null and void.

  The Rights may be redeemed at $.01 per Right (the "Redemption Price") at any time prior to the Distribution Date by a majority, but not less than three, Independent Directors. The Independent Directors may redeem the Rights in whole, but not in part, and may elect to pay the Redemption Price in cash, securities or other property.

  The Rights Agreement may be amended by a majority, but not less than three, of the Independent Directors, although, after the lapse of 10 business days after the 15% Ownership Date, the Independent Directors may only amend the Rights Agreement if such amendment is not adverse to the Rightholders (other than Rightholders whose Rights have become void).

  The Exercise Price payable and the number of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment of at last 1% in such Exercise Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of 1/100th of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based upon the market price of the Preferred Shares on the last trading day prior to the date of exercise.

  The Board of Directors determined that is in the best interests of the Company and its stockholders to adopt the Rights Agreement and distribute the Rights in order to protect the stockholders of the Company against coercive, unfair or inadequate tender offers or other abusive take-over tactics. See "Certain Provisions in the Charter and Bylaws" below. The Rights Agreement is designed to encourage any person who desires to take control of and/or acquire the Company to enter into negotiations with the Company's Board of Directors. Exercise of the Rights will substantially reduce the ownership interest of certain persons attempting to acquire control of the Company on terms not approved by the Board of Directors.

  Neither the ownership nor the further acquisition of Common Stock by the Company, any wholly owned subsidiary of the Company, any employee benefit plan of the Company or a subsidiary of the Company, any person holding shares of Common Stock pursuant to any such employee benefit plan, Arthur E. Svendsen or any trust, trustee or beneficiary of a trust of which Mr. Svendsen is the settlor will cause the Rights to become exercisable or non-redeemable or trigger the other features of the Rights. Mr. Svendsen currently holds approximately 9.4% of the outstanding Common Stock and is the Chairman of the Board and Chief Executive Officer of the Company. He holds the shares through a living trust. He has exercised some measure of control over the Company since its inception (including the Company's predecessors) and is expected to continue to do so in the foreseeable future.

  The provisions in the Rights Agreement requiring the approval of a majority but not less than three of the Independent Directors to approve certain actions, in lieu of requiring approval of the entire Board, are intended to prevent an Acquiring Person from undermining the protection provided by the Rights by obtaining control of the Board of Directors and thereby obtaining Board approval of such actions.

  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is on file with the Commission (see "Available Information") and is available upon request from the Company.

CERTAIN PROVISIONS IN THE CHARTER AND BYLAWS

  Stockholder Meeting. The Charter provides that any action required to be taken or that may be taken at any meeting of the Company's stockholders may only be taken at a meeting of stockholders and not by written consent. In addition, only the Board of Directors or a designated committee of the Board of Directors may call a special meeting of stockholders. If a stockholder wishes to propose an agenda item for consideration at a stockholder meeting he or she must give written notice to the Company not less than 90 days prior to the meeting or, if later, the seventh day following the first public announcement of such meeting, or such other date as necessary to comply with applicable federal proxy solicitation rules or other regulations.

  Classified Board of Directors. The Charter provides for three classes of directors and directors are elected by classes to three-year terms. The Company's Board of Directors believes that this provision promotes stability and continuity of the Board of Directors. Classification of the Board may also have the effect of decreasing the number of directors that could otherwise be elected at each annual meeting of stockholders by a person who obtains a controlling interest in the Common Stock.

  Business Combination Transactions. The Charter also requires, for the approval of any merger, consolidation or other business reorganization or combination of the Company with any other person or entity or any of its affiliates that individually or in the aggregate are directly or indirectly the beneficial owners of 5% or more of the outstanding shares of Common Stock (the "Interested Stockholder"), the affirmative vote of the holders of not less than two-thirds ( 2/3) of the total voting shares of the Company other than the shares held by the Interested Stockholder. This provision of the Charter does not apply to a reorganization approved by the directors prior to acquisition of the beneficial ownership of 5% of the outstanding shares by the other corporation or its affiliates, nor does it apply to a reorganization with a subsidiary of the Company.

  When evaluating any proposed transaction that would result in a person or entity becoming an Interested Stockholder or an Interested Stockholder increasing his or her ownership of shares of Company stock, or any business combination requiring the affirmative vote of two-thirds ( 2/3) of the total voting shares of exclusive of those held by an Interested Stockholder, the Board of Directors must consider all relevant factors including the independence and integrity of the Company's operations, the social, economic and environmental effect of the proposed transaction on stockholders, employees, customers, suppliers and other constituents as well as on the communities in which the Company and its subsidiaries operate.

  Amendment of Charter and Bylaws. The Bylaws of the Company (the "Bylaws") may not be amended without the approval of the holders of at least 80% of the outstanding voting shares of the Company or the approval of a majority of the directors (or a majority of the independent directors if an Interested Stockholder exists). In addition, the provisions contained in the Charter with respect to the prohibition against stockholder action without meetings, the classification of the Board of Directors, the increased stockholder vote required for certain business combinations, consideration of constituencies, alteration of the Bylaws, and indemnification may not be amended without the approval of the holders of at least 80% of the outstanding voting shares of the Company or the approval of a majority of the directors (or a majority of the independent directors if an Interested Stockholder exists).

                            DESCRIPTION OF WARRANTS

  The Company may issue warrants to purchase Debt Securities (the "Debt Warrants"), Preferred Stock (the "Preferred Stock Warrants"), Common Stock (the "Common Stock Warrants") or other securities issued by the Company or another issuer (the "Other Warrants," collectively with the Common Stock Warrants, the Debt Warrants and the Preferred Stock Warrants, the "Warrants"). Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered pursuant thereto.

DEBT WARRANTS

  The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the debt warrant certificates representing such Debt Warrants, including the following: (i) the title of such Debt Warrants; (ii) the aggregate number of such Debt Warrants; (iii) the price or prices at which such Debt Warrants will be issued; (iv) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants; (v) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (vi) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (vii) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (viii) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (ix) a discussion of material federal income tax considerations, if any; and (x) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

  Debt Warrant certificates will be exchangeable for new Debt Warrant certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the securities purchasable upon such exercise.

PREFERRED STOCK WARRANTS, COMMON STOCK WARRANTS AND OTHER WARRANTS

  The applicable Prospectus Supplement will describe the following terms of Preferred Stock Warrants, Common Stock Warrants, and Other Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants;
(ii) the securities for which such Warrants are exercisable; (iii) the price or prices at which such Warrants will be issued; (iv) if applicable, the number of such Warrants issued with each share of Preferred Stock, Common Stock or other securities of the Company or another issuer; (v) any provisions for adjustment of the number or amount of shares of Preferred Stock, Common Stock or other securities of the Company or another issuer receivable upon exercise of such Warrants or the exercise price of such Warrants; (vi) if applicable, the date on and after which such Warrants and the related Preferred Stock, Common Stock or other securities of the Company or another issuer will be separately transferable;
(vii) if applicable, a discussion of material federal income tax considerations; (viii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants; (ix) the date on which the right to exercise such Warrants shall commence, and the date on which such right shall expire; and (x) the maximum or minimum number of such Warrants which may be exercised at any time.

EXERCISE OF WARRANTS

  Each Warrant will entitle the holder of Warrants to purchase for cash such principal amount of Debt Securities, shares of Preferred Stock or Common Stock, or amounts of other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

  Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities, shares of Preferred Stock or Common Stock or other securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

                             PLAN OF DISTRIBUTION

  The Securities may be sold (i) through agents, (ii) through underwriters,
(iii) through dealers, (iv) directly to purchasers (through a specific bidding or auction process or otherwise); or (v) through a combination of any such methods of sale. The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

  Offers to purchase the Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

  If an underwriter or underwriters are utilized in the sale of Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities.

  If a dealer is utilized in the sale of the Securities, the Company or an underwriter will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto.

  Offers to purchase the Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.

  Agents, underwriters and dealers may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable Prospectus Supplement. Certain of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                    EXPERTS

  The financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

  Gibson, Dunn & Crutcher LLP has rendered an opinion (filed as an exhibit to the Registration Statement) with respect to the validity of the Securities being offered hereby. If certain legal matters in connection with offerings made by this Prospectus are passed on by counsel for the underwriters of an offering of those Securities, that counsel will be named in the Prospectus Supplement relating to that offering. Robert K. Montgomery, a partner of Gibson, Dunn & Crutcher LLP, and certain members of his immediate family own approximately 50,000 shares of Common Stock.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   3
Use of Proceeds............................................................   4
Earnings to Fixed Charges Ratios...........................................   4
Description of Debt Securities.............................................   4
Description of Stock.......................................................   7
Description of Warrants....................................................  11
Plan of Distribution.......................................................  12
Experts....................................................................  13
Legal Matters..............................................................  13


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 $300,000,000

                            STANDARD PACIFIC CORP.

                               DEBT SECURITIES,
                         PREFERRED STOCK, COMMON STOCK
                                 AND WARRANTS

                                ---------------

                                  PROSPECTUS

                                ---------------

                             OCTOBER  , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The expenses, other than underwriting discounts and commissions in connection with the offering of the securities being registered are set forth below. All of such expenses are estimates, except the Securities Act Registration fee.

   Securities Act Registration fee.................................... $ 88,500
   Printing fees......................................................   20,000
   Legal fees and expenses............................................   30,000
   Accounting fees and expenses.......................................   10,000
   Miscellaneous expenses.............................................   10,000
                                                                       --------
     Total............................................................ $158,500

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law ("DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Standard Pacific Corp. (the "Registrant") under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Certificate of Incorporation ("Certificate") and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation or enterprise. The Registrant has also entered into indemnification agreements with its officers and directors. The Registrant may, in its discretion, similarly indemnify its employees and agents. The Registrant's Certificate relieves its directors from monetary damages to the Registrant or its stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Registrant may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to above, the Registrant would have the right to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

ITEM 16. EXHIBITS

  **3.1    Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement
           on Form S-4 (File No. 33-42293)).
  **3.2    Certificate of Correction of Certificate of Incorporation of the
           Registrant (incorporated by reference to Exhibit 3.2 of the
           Registrant's Registration Statement on Form 8-B filed with the
           Securities and Exchange Commission on December 17, 1991).
  **3.3    Form of Certificate of Amendment to Certificate of Incorporation of
           the Registrant (incorporated by reference to Exhibit 3.3 of the
           Registrant's Registration Statement on Form 8-B filed with the
           Securities and Exchange Commission on December 17, 1991).
  **3.4    Form of Certificate of Merger of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement
           on Form 8-B filed with the Securities and Exchange Commission on
           December 17, 1991).
  **3.5    Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4 (File No. 33-
           42293)).
    4.1(a) Form of Senior Debt Securities Indenture
    4.1(b) Form of Senior Subordinated Debt Securities Indenture
    4.1(c) Form of Subordinated Debt Securities Indenture
    4.2+   Form of Note
    4.3+   Form of Warrant
    4.4+   Form of Warrant Agreement
  **5.1    Opinion of Gibson, Dunn & Crutcher LLP
 **12.1    Statement of Computation of Ratios
   23.1    Consent of Arthur Andersen LLP
 **23.2    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
 **24.1    Power of Attorney (included on signature page of this Registration
           Statement)
   25.1+   Statement of Eligibility of Trustee on Form T-I

--------
+ To be filed by Current Report on Form 8-K to be incorporated herein by reference or by post-effective amendment.

** Previously filed.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby further undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 20th day of October, 1998.

                                          STANDARD PACIFIC CORP.

                                                 /s/ Arthur E. Svendsen
                                          By: _________________________________
                                                     Arthur E. Svendsen
                                                 Chairman of the Board and
                                                  Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                  DATE
             ---------                           -----                  ----

     /s/ Arthur E. Svendsen          Chairman of the Board, Chief    October 20,
____________________________________  Executive Officer and             1998
         Arthur E. Svendsen           Director (Principal
                                      Executive Officer)

   /s/ Stephen J. Scarborough        President and Director          October 20,
____________________________________                                    1998
       Stephen J. Scarborough

      /s/ Andrew H. Parnes           Vice President of Finance       October 20,
____________________________________  and Treasurer (Principal          1998
          Andrew H. Parnes            Financial and Accounting
                                      Officer)

                 *                   Director                        October 20,
____________________________________                                    1998
           James L. Doti

                 *                   Director                        October 20,
____________________________________                                    1998
          Ronald R. Foell

                 *                   Director                          October
____________________________________                                  20, 1998
         Douglas C. Jacobs

____________________________________ Director                          October
          Keith D. Koeller                                            20, 1998

____________________________________ Director                          October
       William H. Langenberg                                          20, 1998


              SIGNATURE                           TITLE                  DATE
              ---------                           -----                  ----

                  *                   Director                          October
 ____________________________________                                  20, 1998
          Donald H. Spengler

                  *                   Director                          October
 ___________________________________                                   20, 1998
        Robert J. St. Lawrence

 *By
      /s/ Arthur E. Svendsen
 ____________________________________
          Arthur E. Svendsen
           Attorney-in-fact

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                 DESCRIPTION
  -------                               -----------
  **3.1    Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement
           on Form S-4 (File No. 33-42293)).
  **3.2    Certificate of Correction of Certificate of Incorporation of the
           Registrant (incorporated by reference to Exhibit 3.2 of the
           Registrant's Registration Statement on Form 8-B filed with the
           Securities and Exchange Commission on December 17, 1991).
  **3.3    Form of Certificate of Amendment to Certificate of Incorporation of
           the Registrant (incorporated by reference to Exhibit 3.3 of the
           Registrant's Registration Statement on Form 8-B filed with the
           Securities and Exchange Commission on December 17, 1991).
  **3.4    Form of Certificate of Merger of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement
           on Form 8-B filed with the Securities and Exchange Commission on
           December 17, 1991).
  **3.5    Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4 (File No. 33-
           42293)).
    4.1(a) Form of Senior Debt Securities Indenture
    4.1(b) Form of Senior Subordinated Debt Securities Indenture
    4.1(c) Form of Subordinated Debt Securities Indenture
    4.2+   Form of Note
    4.3+   Form of Warrant
    4.4+   Form of Warrant Agreement
  **5.1    Opinion of Gibson, Dunn & Crutcher LLP
 **12.1    Statement of Computation of Ratios
   23.1    Consent of Arthur Andersen LLP
 **23.2    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
 **24.1    Power of Attorney (included on signature page of this Registration
           Statement)
   25.1+   Statement of Eligibility of Trustee on Form T-I

--------
+ To be filed by Current Report on Form 8-K to be incorporated herein by reference or by post-effective amendment.

** Previously filed.